UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2006

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-102511-14	13-3909682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 South Main Street
Kennesaw, GA 30144
(Address of Principal Executive Offices, including Zip Code)

Telephone: (678) 285-1498
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In conection with a review of our Form S-1 by the Securities and Exchange Commission, the Company concluded that it should re-examine its previously issued financial statements for fiscal 2005 and prior years to determine if a change in the timing of the $14.0 million non-cash fixed asset charge originally reported in fiscal 2005 is required. That charge related to equipment that the Company determined no longer existed based on physical counts completed in fiscal 2005. The Company had previously reported this amount in its fiscal 2005 results in its Form 10-K for the fiscal year ended December 31, 2005. The disclosure of the fixed asset charge, which included a separate footnote and a description in Management’s Discussion and Analysis in its Form 10-K, was provided to fully present the issue identified in fiscal 2005. Management stated in Form 10-K that it believes that these scaffolding assets were most likely installed at a client site or lost, stolen, scrapped, in each case, without having been properly recorded in certain of the Company’s financial records, and that management has concluded that this failure to properly record these deficiencies represented a material weakness in our system of internal controls which led to inaccurate recording of these types of scaffolding equipment transactions over a period of several years. As a result of this weakness, management has taken corrective actions to institute new policies and procedures that management believes will remediate the inadequate controls that previously existed and will prevent recurrence of material adjustments in future periods.

Because the $14.0 million non-cash fixed asset charge also appears to relate to years prior to 2005 and was material to the fiscal 2005 results, the Company has concluded that it should further attempt to determine the prior periods to which the charge relates and reflect the charge in such prior periods, which will impact the Company’s prior years as well as fiscal 2005 financial statements. As such, the Company will re-examine the 2005 financial results in its quarterly report on Form 10-Q for the first, second and third fiscal quarters of 2006 and in its pending amended S-1 Registration statement filed with the SEC on September 1, 2006.

The decision to review the accounting related to the $14.0 million fixed asset charge and re-examine the Company's prior period filings was authorized by the Audit Committee of the Board of Directors of the Company, upon recommendation of management. As a result of the Company’s determination to re-examine its financial results as discussed above, the financial statements for the fiscal year ended December 31, 2005 and earlier periods, and the related auditor reports, should no longer be relied upon, pending this review, because of the potential change in the timing of recording $14.0 million of the fixed asset charge in those financial statements. Management and the Audit Committee of the Company discussed the matters disclosed in this filing with Ernst & Young, LLP, the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.

Date: September 22, 2006	By:	/s/ Anthony A. Rabb
Anthony A. Rabb
Chief Financial Officer and Vice President, Finance